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                                                                    Exhibit FS-2
                                                                    ------------

                            CONECTIV AND SUBSIDIARIES
             ACTUAL AND PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1999
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


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                                                                                   Pro Forma
                                                                    Actual         Adjustments         Pro Forma
                                                                -------------      ------------      -------------
OPERATING REVENUES
   Electric                                                     $  2,402,736       $         -       $   2,402,736
   Gas                                                               835,153                 -             835,153
   Other services                                                    463,085                 -             463,085
                                                                -------------      ------------      -------------
                                                                   3,700,974                 -           3,700,974
                                                                -------------      ------------      -------------
OPERATING EXPENSES
   Electric fuel and purchased energy                                925,049                 -             925,049
   Gas purchased                                                     779,831                 -             779,831
   Other services' cost of sales                                     361,597                 -             361,597
   Purchased electric capacity                                       218,013                 -             218,013
   Special charges                                                   106,278                 -             106,278
   Operation and maintenance                                         606,568                 -             606,568
   Depreciation                                                      269,948                 -             269,948
   Taxes other than income taxes                                      83,393                 -              83,393
                                                                -------------      ------------      -------------
                                                                   3,350,677                 -           3,350,677
                                                                -------------      ------------      -------------
OPERATING INCOME                                                     350,297                 -             350,297
                                                                -------------      ------------      -------------
OTHER INCOME
   Allowance for equity funds used
     during construction                                               2,384                 -               2,384
   Other income                                                       60,585                 -              60,585
                                                                -------------      ------------      -------------
                                                                      62,969                 -              62,969
                                                                -------------      ------------      -------------
INTEREST EXPENSE
   Interest charges                                                  175,324            42,388 (2)         217,712
   Allowance for borrowed funds used during
     construction and capitalized interest                            (5,177)                -              (5,177)
                                                                -------------      ------------      -------------
                                                                     170,147            42,388             212,535
                                                                -------------      ------------      -------------
PREFERRED STOCK DIVIDEND
   REQUIREMENTS OF SUBSIDIARIES                                       17,105                 -              17,105
                                                                -------------      ------------      -------------
INCOME BEFORE INCOME TAXES AND
   EXTRAORDINARY ITEM                                                226,014           (42,388)            183,626
INCOME TAXES, EXCLUDING INCOME TAXES
   APPLICABLE TO EXTRAORDINARY ITEM                                  101,554           (16,955) (3)         84,599
                                                                -------------      ------------       -------------
INCOME BEFORE EXTRAORDINARY ITEM                                     124,460           (25,433)             99,027
EXTRAORDINARY ITEM (Net of $160,193 of income taxes)                (271,106)                -            (271,106)
                                                                -------------      ------------       -------------
NET INCOME (LOSS)                                               $   (146,646)      $   (25,433)      $    (172,079)
                                                                =============      ============      ==============
EARNINGS (LOSS) APPLICABLE TO:
   Common stock
     Income before extraordinary item                           $    114,056       $   (25,433)      $      88,623
     Extraordinary item, net of income taxes                        (266,053)                -            (266,053)
                                                                -------------      ------------       -------------
           Total                                                $   (151,997)      $   (25,433)      $    (177,430)
   Class A common stock
     Income before extraordinary item                           $     10,404                 -       $      10,404
     Extraordinary item, net of income taxes                          (5,053)                -              (5,053)
                                                                -------------      ------------      -------------
           Total                                                $      5,351       $         -       $       5,351
                                                                =============      ============      =============
COMMON STOCK
   Average shares outstanding (000)
     Common stock                                                     96,739                                96,739
     Class A common stock                                              6,316                                 6,316
   Earnings (Loss) per average share--basic and diluted
     Common stock
        Before extraordinary item                                      $1.18                                 $0.92
        Extraordinary item                                             (2.75)                                (2.75)
                                                                -------------                        -------------
           Total                                                      ($1.57)                               ($1.83)
                                                                =============                        =============
     Class A common stock
        Before extraordinary item                                      $1.65                                 $1.65
        Extraordinary item                                             (0.80)                                (0.80)
                                                                -------------                        -------------
           Total                                                       $0.85                                 $0.85
                                                                =============                        =============
   Dividends declared per share
     Common stock                                                      $1.21                                 $1.21
     Class A common stock                                               3.20                                  3.20
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PRO FORMA NOTES                                                                                Exhibit FS-2
---------------                                                                                ------------
                                                                                                 ($000's)
                                                                                             ----------------
(1)   Represents the issuance of short-term debt in the amount necessary to bring Conectiv up to the $1.3 billion limit being requested (total
      Conectiv consolidated short-term debt is increased to $1.33 billion since the Atlantic City Electric Company has $30 million of short-term debt that is not included under the financing order dated February 26, 1998 (HCAR
      No. 26833).

(2)   Represents the yearly interest expense on the additional short-term debt at 6%.               $ 706,468
                                                                                                           6%
                                                                                             -----------------
                                                                                                    $  42,388
                                                                                             =================
(3)   Represents the tax effect of the additional interest expense.                                 $  42,388
                                                                                                          40%
                                                                                             -----------------
                                                                                                    $  16,955
                                                                                             =================
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